EXHIBIT INDEX

Exhibit 2:     Opinion of counsel
Exhibit 6:     Actuarial Opinion of Mark Gorham, F.S.A., M.A.A.A.
Exhibit 7a:    Actuarial Consent of Mark Gorham, F.S.A., M.A.A.A.
Exhibit 7b:    Auditor consent of Ernst & Young LLP
Exhibit 7c:    Power of Attorney, date April 14, 1999